UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

PARKE BANCORP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 17, 2017

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Parke Bancorp, Inc., we invite you to attend our Annual Meeting of Shareholders to be held at the Terra Nova restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 18, 2017, at 10:00 a.m. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS QUICKLY AS POSSIBLE. ALTERNATIVELY, YOU CAN VOTE ONLINE AT WWW.INVESTORVOTE.COM/PKBK OR VOTE BY CALLING 1-800-652-VOTE (8683). This will not prevent you from voting in person at the meeting, but it will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

Vito S. Pantilione
President and Chief Executive Officer

PARKE BANCORP, INC.
601 DELSEA DRIVE
 WASHINGTON TOWNSHIP, NEW JERSEY 08080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 18, 2017

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Parke Bancorp, Inc. will be held at the Terra Nova restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 18, 2017, at 10:00 a.m. for the following purposes:

1.	To elect one director;
2.	To ratify the appointment of RSM US LLP as our independent auditor for the fiscal year ending December 31, 2017;
3.	To approve an advisory (non-binding) proposal regarding our executive compensation; and
4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Pursuant to the Company's bylaws, the Board of Directors has fixed the close of business on March 9, 2017, as the record date for determination of the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ALTERNATIVELY, YOU CAN VOTE ONLINE OR BY TELEPHONE.  YOU SHOULD HAVE THE PROXY CARD AVAILABLE IF USING THE INTERNET OR TELEPHONE VOTING METHODS AS IT CONTAINS IMPORTANT INFORMATION FOR LOGGING INTO THE VOTING SYSTEMS AND COMPLETING YOUR PROXY.

YOU MAY REVOKE YOUR PROXY BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ARE PRESENT AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR BROKER TO VOTE IN PERSON AT THE ANNUAL MEETING.

   BY ORDER OF THE BOARD OF DIRECTORS

   Linda A. Kaiser
   Corporate Secretary
Washington Township, New Jersey
March 17, 2017
Important Notice Regarding Internet
Availability of Proxy Materials
For the Shareholder Meeting to be
Held on April 18, 2017
The Proxy Statement and Annual Report to
Shareholders are available at www.investorvote.com/pkbk

PROXY STATEMENT
OF
PARKE BANCORP, INC.
601 DELSEA DRIVE
WASHINGTON TOWNSHIP, NEW JERSEY 08080

ANNUAL MEETING OF SHAREHOLDERS
April 18, 2017

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Parke Bancorp, Inc., the bank holding company for Parke Bank, a New Jersey chartered commercial bank, to be used at the Annual Meeting of Shareholders to be held at the Terra Nova restaurant, 590 Delsea Drive, Washington Township, New Jersey, on April 18, 2017, at 10:00 a.m. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to shareholders on or about March 17, 2017.
At the Annual Meeting, shareholders will consider and vote upon (i) the election of one director of the Company, (ii) the ratification of the appointment of RSM US LLP as the Company's independent auditor for the fiscal year ending December 31, 2017, and (iii) an advisory (non-binding) proposal regarding executive compensation.
The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holder the discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, which may properly come before the Annual Meeting or any adjournment thereof.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting
You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock, par value $0.10 per share (the "Common Stock"), as of the close of business on March 9, 2017 (the "Record Date"). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 6,880,714 shares of Common Stock were outstanding. Each share of Common Stock has one vote on each matter presented.
Voting by Proxy
The Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. As shown on your proxy card, you may also vote your shares by internet or telephone voting.  All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy. If you execute a proxy (by any permitted method) without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends a vote

"FOR" its nominee for director, "FOR" the ratification of the appointment of RSM US LLP as our independent auditors and "FOR" the advisory proposal regarding executive compensation.
If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the proxy will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your shares of Common Stock may be voted by the persons named in the proxy card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.
You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must advise the Company's Secretary in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself revoke your proxy.
If you hold your Common Stock in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.  In order to vote at the Annual Meeting you will need special documentation from your broker, bank or other nominee.  Please note that pursuant to the rules that guide how brokers vote your stock, your brokerage firm or other nominee may not vote your shares with respect to Proposals I or III without specific instructions from you as to how to vote because neither of these Proposals is considered a "routine" matter under the applicable rules.

Vote Required
The Annual Meeting can only transact business if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you execute a valid proxy or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you abstain or withhold your vote or do not vote your shares at the Annual Meeting. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.
In voting on the election of directors (Proposal I), you may vote in favor of the nominee or withhold your vote. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominee receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.
In voting to ratify the appointment of RSM US LLP as our independent auditors or the non-binding proposal regarding executive compensation, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, these proposals require the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on these proposals.

PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission regarding their ownership. A person is the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power over the shares or has the right to acquire beneficial ownership of the shares at any time within 60 days from the Record Date. The following table sets forth information as of the Record Date with respect to the persons or groups known to the Company to beneficially own more than 5% of the Common Stock as well as directors and executive officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Common Stock Outstanding(2)

EJF Capital LLC 2107 Wilson Boulevard Suite 410 Arlington, VA 22201	713,416	(3)	9.39%

Directors and Executive Officers As a Group (15 persons)	1,812,092	(4)	26.05%

(1)
For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if he or she shares voting or investment power with respect to such shares or has the right to acquire beneficial ownership within 60 days of the Record Date.  As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.  Except as otherwise noted, ownership is direct and the named persons or group exercise sole voting or investment power over the shares of Common Stock.

(2)
In calculating the percentage ownership of an individual or group, the number of shares outstanding is deemed to include any shares which the individual or group have the right to acquire within 60 days of the Record Date through the exercise of options or otherwise.

(3)
This information is based solely on Schedule 13G/A, filed February 14, 2017 with the Securities and Exchange Commission by EJF Capital LLC.  Includes 563,416 shares that may be acquired upon a full conversion of the Series B Preferred Stock within 60 days of the Record Date.

(4)
Includes 22,110 shares of Common Stock that may be acquired pursuant to the exercise of options and 53,218 shares of Common Stock that may be acquired upon a full conversion of Series B Preferred Stock, in each case, within 60 days of the Record Date.

PROPOSAL I – ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members divided into three classes. The directors are elected by our shareholders for staggered three-year terms, or until their successors are elected and qualified. Annually, approximately one-third of the board is to be elected.  Due to the death of a director who was a member of the class to be elected this year, one director currently serving on the Board of Directors of the Company whose term expires in 2017 will be elected at the Annual Meeting.  It is anticipated that at subsequent annual meetings, one or more directors will be nominated to serve for less than three years so as to again make the class sizes as nearly equal as possible.
It is intended that proxies solicited by the Board of Directors will, unless otherwise specified, be voted for the election of the named nominees for the terms indicated. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

The following table sets forth for the nominee, the directors continuing in office and certain executive officers: name, age, the year the individual first became a director or officer of the Company, the term of office and the number and percentage of shares of Common Stock beneficially owned by each of them as of the Record Date.

				Shares of
	Age at	Year First	Term of	Common Stock		Percent
	December	Elected or	Office	Beneficially		Of
Name	31, 2016	Appointed	Expires	Owned(1)		Class

BOARD NOMINEE FOR TERM TO EXPIRE IN 2020

Celestino R. Pennoni	79	2005	2017	316,663	(2)	4.59%

DIRECTORS CONTINUING IN OFFICE

Daniel J. Dalton	67	2005	2018	154,442	(3)	2.24%
Arret F. Dobson	45	2007	2018	138,400	(4)	2.01%
Anthony J. Jannetti	79	2007	2018	176,467	(5)	2.56%
Vito S. Pantilione	65	2007	2018	225,644	(6)	3.27%
Fred G. Choate	71	2005	2019	5,954	(7)	*
Edward Infantolino	69	2007	2019	158,377	(8)	2.30%
Jeffrey H. Kripitz	65	2007	2019	340,157	(9)	4.94%
Jack C. Sheppard, Jr.	63	2007	2019	156,415	(10)	2.27%

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Elizabeth A. Milavsky Executive Vice President Chief Operating Officer	65	N/A	N/A	35,881	(11)	*
John F. Hawkins Senior Vice President and Chief Financial Officer	62	N/A	N/A	2,865	(12)	*
David O. Middlebrook Senior Vice President	58	N/A	N/A	52,017	(13)	*
Ralph Gallo Senior Vice President	59	N/A	N/A	1,650	(14)	*
Paul E. Palmieri Senior Vice President	59	N/A	N/A	46,041	(15)	*
Daniel Sulpizio Senior Vice President	55	N/A	N/A	1,119	(16)	*

*	Less than 1%
(1)
Includes shares of Common Stock held directly, as well as by spouses or minor children, in trust and other indirect beneficial ownership and shares that may be acquired pursuant to the exercise of options and shares that may be acquired upon a full conversion of the Series B Preferred Stock, in each case, within 60 days of the Record Date

(2)
Includes 2,640 shares of Common Stock that may be acquired pursuant to the exercise of options and 10,334 shares of Common Stock that may be acquired upon a full conversion of Series B Preferred Stock, in each case, within 60 days of the Record Date.

(3)	Includes 1,760 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(4)	Includes 1,100 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(5)	Includes 1,100 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.

(6)
Includes 2,640 shares of Common Stock that may be acquired pursuant to the exercise of options and 10,334 shares of Common Stock that may be acquired upon a full conversion of Series B Preferred Stock, in each case, within 60 days of the Record Date.

(7)
Includes 1,760 shares of Common Stock that may be acquired pursuant to the exercise of options and 2,583 shares of Common Stock that may be acquired upon a full conversion of Series B Preferred Stock, in each case, within 60 days of the Record Date.

(8)
Includes 1,100 shares of Common Stock that may be acquired pursuant to the exercise of options and 5,167 shares of Common Stock that may be acquired upon a full conversion of Series B Preferred Stock, in each case, within 60 days of the Record Date.

(9)
Includes 1,100 shares of Common Stock that may be acquired pursuant to the exercise of options and 5,167 shares of Common Stock that may be acquired upon a full conversion of Series B Preferred Stock, in each case, within 60 days of the Record Date.

(10)
Includes 1,100 shares of Common Stock that may be acquired pursuant to the exercise of options and 5,167 shares of Common Stock that may be acquired upon a full conversion of Series B Preferred Stock, in each case, within 60 days of the Record Date.

(11)
Includes 1,650 shares of Common Stock that may be acquired pursuant to the exercise of options and 2,583 shares of Common Stock that may be acquired upon a full conversion of Series B Preferred Stock, in each case, within 60 days of the Record Date.

(12)
Includes 1,540 shares of Common Stock that may be acquired pursuant to the exercise of options and 1,033 shares of Common Stock that may be acquired upon a full conversion of Series B Preferred Stock, in each case, within 60 days of the Record Date.

(13)
Includes 1,100 shares of Common Stock that may be acquired pursuant to the exercise of options and 6,717 shares of Common Stock that may be acquired upon a full conversion of Series B Preferred Stock, in each case, within 60 days of the Record Date.

(14)	Includes 1,320 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.
(15)
Includes 1,100 shares of Common Stock that may be acquired pursuant to the exercise of options and 4,133 shares of Common Stock that may be acquired upon a full conversion of Series B Preferred Stock, in each case, within 60 days of the Record Date.

(16)	Includes 1,100 shares of Common Stock that may be acquired pursuant to the exercise of options within 60 days of the Record Date.
Biographical Information
Set forth below are biographies of the nominee for director, the continuing directors and the executive officers of the Company.  These biographies contain information regarding the person's service as a director, business experience, other directorships at any point during the last five years with any other public companies, information regarding involvement with certain types of proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating Committee and the Board to nominate the individual for re-election to the Board in 2017 and that qualify the Continuing Directors to continue to serve on the Board.
Nominees for Director:
Celestino R. ("Chuck") Pennoni. Mr. Pennoni is currently Chairman of the Board of Directors of the Company and the Bank. From 1966 to the present, Mr. Pennoni has been Chairman, President and Chief Executive Officer of Pennoni Associates, a consulting engineering firm headquartered in Philadelphia with over 1,200 employees in 35 offices in the Atlantic Coast region of the United States, a firm founded by Mr. Pennoni in 1966. He is also President Emeritus and past Chairman of the Board of Trustees of Drexel University, where he earned a Bachelor's of Science and Master of Sciences degrees in civil engineering and was awarded an honorary doctorate. Mr. Pennoni has also twice served as Interim President of Drexel University. Mr. Pennoni is also past President of the American Society of Civil Engineers, the Accreditation Board for Engineering and Technology, and The United Engineering Trustees. He was inducted into the National Academy of Engineering in 2000 and is a licensed professional engineer. He has also consecutively served on three bank boards since 1985. Mr. Pennoni's years of business and academic experience and accomplishments has greatly enhanced the Company through his leadership of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEE
Continuing Directors:

Daniel J. Dalton. Mr. Dalton recently retired as a salesperson for Brown & Brown, of New Jersey, a full service insurance agency with offices throughout the state of New Jersey. He was President of Dalton Insurance Agency, LLC from 1997 to 2007. Mr. Dalton presently serves as an Adjunct Professor in the Department of Political Science and Economics at Rowan University. Mr. Dalton served as the New Jersey Secretary of State from 1992 through 1994 and served in both the New Jersey State Senate and Legislative Assembly. He was a founding Director and past President of the Boys and Girls Club of Gloucester County. He is a member of the Board of Trustees of Kennedy University Hospital. He also has served as a Board member of the New Jersey Casino Reinvestment Development Authority. The political and business experience that Mr. Dalton possesses enhances the depth of the Board.
 Arret F. Dobson. From 1989 to the present, Mr. Dobson has been a builder and land developer, developing numerous residential and commercial projects. Mr. Dobson is President and operating partner of the White Oaks Country Club located in Newfield, New Jersey. Mr. Dobson is also the co-owner of Dobson Turf Management, a company specializing in athletic field construction and maintenance serving colleges, universities, municipalities, school districts and golf courses in the tri-state area. The diversified professional background of Mr. Dobson supports the Company's understanding of business trends.
Anthony J. Jannetti. Mr. Jannetti is President of Anthony J. Jannetti, Inc., a national health care marketing, communications, publishing and management firm located in Pitman, New Jersey. Mr. Jannetti currently serves on the Board of Trustees for the Nursing Economics Foundation. He formerly served as the Chairman of the Foundation of the National Student Nurses Association, and the Banner Health Education Foundation. Mr. Jannetti is also a member of The American Society of Association Executives, The Health Care Marketing and Communications Counsel and The Professional Convention and Management Association. He is also an Honorary Member of many national nursing associations. Mr. Jannetti's business and marketing background and expertise has been instrumental in steering the Bank's marketing committee.

Vito S. Pantilione. Mr. Pantilione has served as the Company's President and Chief Executive Officer and a director since its formation in 2005. From the time of the Bank's formation in 1998, Mr. Pantilione has served as the President and Chief Executive Officer and a director of the Bank. Mr. Pantilione previously was the President and owner of Eagle Valley, a diversified mortgage company located in Philadelphia, Pennsylvania. From 1991 to 1994, he was employed as President of First Commercial Bank of Philadelphia. In addition, he previously was the President and owner of Interstate Mortgage Management, a mortgage brokerage company located in Southern New Jersey, and was the Executive Vice President of First Federal Savings of Hammonton. Mr. Pantilione was a past member of the Federal Reserve Bank of Philadelphia's Community Depository Institution Advisory Council. Mr. Pantilione received an Honorary Doctorate from Philadelphia University in recognition of his many accomplishments in the areas of Finance and Banking. Mr. Pantilione's financial industries experience and expertise has been invaluable to the Company.

Fred G. Choate. Mr. Choate is the President and controlling shareholder of Greater Philadelphia Venture Capital Corporation, a position he has held since 1997. From 1987 to 1997, Mr. Choate was a principal in Sandhurst Company, a venture capital fund. Mr. Choate is a director of Escalon Medical Corp. (Nasdaq: ESMC), a medical products company and FIS Group, a fund of funds servicing large institutional investors with over $3 billion under advisory. Mr. Choate has also served on the audit committee of the board of directors of another financial institution. He is a member of the US National

Association of Corporate Directors and the Institute of Directors of the United Kingdom. Mr. Choate has an extensive financial background and audit committee experience with other companies.
Dr. Edward Infantolino. Dr. Infantolino is President of Ocean Internal Medicine Associates, P.A. and practices medicine in both Atlantic City and Somers Point, New Jersey. He first opened his office in New Jersey in 1977. He is a member of the National Association of Realtors, the New Jersey Association of Realtors and the Atlantic City and County Board of Realtors and is a member of the Orlando Regional Realtors Association. He is president of the Atlantic Investment Club. He has a license to sell real estate in Florida and in New Jersey. Dr. Infantolino is also the owner and principal broker of Key Land Real Estate in Celebration, Florida. Dr. Infantolino's business and real estate background is an asset to the Board of Directors.
Jeffrey H. Kripitz. Mr. Kripitz is the owner and operator of Jeff Kripitz Agency in Northfield, New Jersey. He specializes in employee benefits such as life, health and long term care insurance for both businesses and individuals. He was the former President of the Federation of Jewish Agencies of Atlantic and Cape May counties. Mr. Kripitz's risk experience and exposure to multiple industries and businesses greatly enhances the depth of the Board of Directors.
Jack C. Sheppard, Jr. From 1983 to 2013, Mr. Sheppard was an Executive Vice President with Bollinger, Inc., a New Jersey-based insurance brokerage providing a full range of insurance products. He is currently an Area Senior Vice President with Arthur J. Gallagher & Company in Mt. Laurel, New Jersey. He currently serves on the Board of Trustees of Newpoint Behavioral Healthcare, Inspira Health Network, and Abilities Solutions. Mr. Sheppard holds the CPIA designation (Certified Professional Insurance Agent), and is a life member of the American Insurance Marketing & Sales Society (AIMS). Mr. Sheppard's insurance and risk management experience along with his extensive community involvement strengthens the Board and its understanding and management of risk.

Executive Officers Who Are Not Directors:
Elizabeth A. Milavsky. Ms. Milavsky joined the Bank in 2004 and is Executive Vice President and Chief Operating Officer responsible for administration of all areas of Bank operations, human resources, information technology, and compliance. From 1982 to 2004, Ms. Milavsky was employed by Roxborough Manayunk Bank in Philadelphia, Pennsylvania as Senior Vice President of Operations. Her responsibilities included Electronic Banking, Information Technology, Retirement and Check Processing Departments, as well as the operations of the retail branch network.
John F. Hawkins.  Mr. Hawkins is Senior Vice President and Chief Financial Officer. He joined the Bank in 2008 as Controller. Prior to joining the Bank, he was Controller for Susquehanna Bank DV, headquartered in Camden from 2006 to 2008. Mr. Hawkins was Senior Vice President/Investment Officer at Minotola National Bank from 1993 to 2006. Mr. Hawkins has over 28 years' experience in banking with a career focus on asset and liability management, planning, analytics and financial reporting.
David O. Middlebrook. Mr. Middlebrook has served as the Company's Senior Vice President since its formation in 2005. Mr. Middlebrook is also the Bank's Chief Credit Officer. He has over thirty-five years' experience in the commercial banking industry with a focus on commercial, industrial and real estate lending. Mr. Middlebrook was previously employed at National Community Bank, National Westminster Bank and Fleet Bank prior to joining Parke Bank in 1999. Mr. Middlebrook is also the past Treasurer of the Board of Directors for The Arc of Atlantic County, a non-profit entity that supports the developmentally disabled where Mr. Middlebrook served for over eleven years and continues to remain active today.

Ralph "Guy" Gallo. Mr. Gallo is Senior Vice President and Chief Workout Officer responsible for the management of the Bank's foreclosed assets and nonperforming loan portfolio. He has over thirty years of banking experience primarily in banking operations and customer relationship management. As a Vice President at Mellon Bank, he managed Lockbox, Research & Adjustments and International Operations supporting commercial banking customers. As a Vice President at Image Remit, he managed a multi-state lockbox operation and provided customer relationship management supporting private label services to regional banks in the Northeast US.
Paul E. Palmieri. Mr. Palmieri is Senior Vice President of the Philadelphia Region and joined the Bank in 2004. He is also the Bank's Senior Loan Officer. He has more than thirty-five years of banking and accounting experience in the Philadelphia area. Prior to joining the Bank, he was a Vice President and Commercial Loan Officer at Republic First Bank in Philadelphia, Pennsylvania from 1996 to 2004. Mr. Palmieri was an Assistant Vice President and Commercial Banker at Regent Bank in Philadelphia from 1993 to 1996.

Daniel Sulpizio.  Mr. Sulpizio serves as Senior Vice President, Director of Retail Banking and Security Officer. He is the President of Gloucester County Habitat for Humanity, President of the South Jersey Bankers Security Associates, board member of the Citizens Crime Commission of Philadelphia and recently appointed to the Gloucester County Workforce Development Board. He has over 30 years of retail banking experience that has included consumer and commercial lending, sales and marketing and government banking. Prior to joining Parke Bank he was the Senior Government Banking Officer for Sovereign Bank where he was responsible for developing and managing all local municipal government activities. At PNC Bank Mr. Sulpizio held numerous leadership positions including Regional Business Banking Manager for South Jersey where he provided direction to over 30 retail branches in the delivery of business banking products and services.

CORPORATE GOVERNANCE

Director Independence
The Board of Directors has determined that all outside Directors are independent in accordance with the requirements of Nasdaq rules. All Board members that serve on the Audit Committee, the Compensation Committee and the Nominating Committee are outside Directors and deemed independent.  The Board of Directors has determined that Mr. Choate is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission.
Director Attendance
The Board of Directors conducts its business through meetings of the Board and through activities of its committees. During the year ended December 31, 2016, the Board of Directors met a total of 12 times, including regularly scheduled meetings and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and meetings of the committees on which he served during the year ended December 31, 2016.
Committees of the Board of Directors

Nominating Committee. The nominating committee consists of Directors Choate, Dalton, and Dobson.  The Nominating Committee met one time during the fiscal year ended December 31, 2016. The Board of Directors has not adopted a written nominating committee charter for the Nominating Committee. The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential Board nominees includes soliciting recommendations from directors and officers of the Company. Additionally, the Board will consider persons recommended by shareholders of the Company in selecting the Board's nominees for election. There is no difference in the manner in which persons recommended by directors or officers versus persons recommended by shareholders in selecting Board nominees are evaluated.

To be considered in the selection of Board nominees, recommendations from shareholders must be received by the Company in writing by at least 60 days prior to the anniversary date of the prior year's annual meeting.  Recommendations should identify the submitting shareholder, the person recommended for consideration and the reasons the submitting shareholder believes such person should be considered. The Board believes potential directors should be knowledgeable about the business activities and market areas in which the Company engages. The committee and the Board of Directors may consider diversity in market knowledge, experience, employment, and other factors.

Compensation Committee. The Compensation Committee oversees the Company's executive compensation and benefit policies and practices. The Committee is comprised of Directors Choate, Dalton, Jannetti, Pennoni and Sheppard. Raymond Tresch also served on this Committee until his death in December, 2016. The Committee met one time during the 2016 fiscal year. The Board of Directors has adopted a written compensation committee charter for the Compensation Committee that is available on the Investor Relations page of the Company's web site, www.parkebank.com.

Audit Committee. The Audit Committee is responsible for overseeing the accounting and financial reporting processes and the audits of the financial statements of the Company. The Committee is comprised of Directors Choate, Dalton, Dobson, and Sheppard. The Committee met four times in fiscal year 2016. The Board of Directors has adopted a written audit committee charter for the Audit Committee that is available on the Investor Relations page of the Company's web site, www.parkebank.com.

Audit Committee Financial Expert. The Board of Directors has determined that Fred G. Choate is an Audit Committee "financial expert" as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities and Exchange Commission. Mr. Choate would be considered an independent director, under the rules of The Nasdaq Stock Market including the specific independence requirements for audit committee members.
Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the Board. In view of the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of shareholders. All of the ten Board members attended the 2016 annual meeting of shareholders.

Board Leadership Structure and Role in the Risk Management Process
Director Vito S. Pantilione serves as Chief Executive Officer of the Company and Director Celestino R. Pennoni serves as Chairman of the Board. The Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer and President enhances Board independence and oversight. Moreover, the separation of the Chairman of the Board and Chief Executive Officer and President allows the Chief Executive Officer and President to better focus on his growing responsibilities of running the Company, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company's management and affairs through its Audit, Loan and Asset/Liability committees and, when necessary, special meetings of independent directors.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last fiscal year by our principal executive officer and the two other highest paid executive officers whose total compensation (excluding compensation attributable to changes in pension value and non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2016 exceeded $100,000 for services rendered in all capacities to the Company and the Bank (the "Named Executive Officers"). There were no stock or option grants in 2015 or non-equity incentive plan compensation earned or awarded during 2015 or 2016.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation(2)	Total

Vito S. Pantilione	2016	$523,650	$247,000	30,633	$48,586	$849,869
President and Chief Executive Officer	2015	494,000	233,100	--	40,700	768,800

John F. Hawkins	2016	$197,000	$80,000	17,869	$24,283	$319,152
Senior Vice President and Chief Financial Officer	2015	191,000	70,000	--	18,700	279,700

Elizabeth Milavsky	2016	$233,500	$105,000	19,145	$21,031	$378,676
Executive Vice President and Chief	2015	226,500	95,000	--	15,750	337,250
_____________
(1)
Represents the option grant date fair value calculated in accordance with FASB ASC Topic 718.  See Note 13 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report to Stockholders for the assumptions made in calculating the grant date fair value. Messrs. Pantilione and Hawkins received options to purchase 12,000 and 7,000 shares respectively, at a per share exercise price of $11.43 (prior to adjustment for the May 2016 10% stock dividend.  Ms. Milavsky received options to purchase 7,500 shares at a per share exercise price of $11.43 (prior to adjustment for the May 2016 10% stock dividend).  All three option grants vest in increments of 20% on each of the five anniversaries of the date of grant.

(2)	All other compensation consists of the following for the year ended December 31, 2016:

	401k Match	Automobile Expense/ Allowance	Insurance Premiums	Total
Vito S. Pantilione	$7,950	$29,250	$11,386	$48,586
John F. Hawkins	7,950	10,800	5,533	24,283
Elizabeth Milavsky	7,950	7,800	5,281	21,031

Outstanding Equity Awards at Fiscal Year End.  The following table sets forth information concerning outstanding equity awards of the Named Executive Officers at fiscal year-end.  All stock option amounts and prices have been adjusted for the stock dividend paid in May of 2016.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Vito S. Pantilione	--	13,200	$10.39	01/19/2026

John F. Hawkins	--	7,700	10.39	01/19/2026

Elizabeth Milavsky	--	8,250	10.39	01/19/2026

Nonqualified Deferred Compensation. The Bank implemented a Supplemental Executive Retirement Plan ("SERP") effective January 1, 2003. Vito S. Pantilione, President, is a participant in the SERP. Under the SERP, retirement benefits are payable to such participant commencing upon retirement after attainment of age 60 at the rate of 50% of their highest base salary paid while an employee of the Bank for the remainder of their life. If such retirement benefit payments are made for less than ten years, a survivor benefit will continue to be paid for the balance of such ten-year period. Such benefits are in addition to any social security benefits. Benefits under the plan may be paid in the form of a lump sum on an actuarially equivalent basis. At December 31, 2016, the Bank had a total accrued liability of $2.7 million with respect to benefits payable under the SERP. Benefits under the SERP will be a tax-deductible expense to the Bank at the time that actual benefit payments are made. The Bank has invested in various life insurance agreements (commonly known as BOLI, for bank-owned life insurance) with policy proceeds payable to the Bank in the event of the death of plan participants. Such insurance proceeds and earnings related to such investments are anticipated to exceed any plan costs related to benefit payments.

On January 19, 2016, the Bank approved SERPs for Ms. Elizabeth A. Milavsky, Executive Vice President and Chief Operating Officer, and John F. Hawkins, Senior Vice President and Chief Financial Officer. Such SERP benefits when aggregated with projected Social Security benefits and Bank contributions to the 401(k) plan are projected to provide each participant with a target total retirement benefit of 35% of final three year average salary upon retirement on or after December 31, 2019. Pursuant to the terms of the SERP for Ms. Milavsky, she will earn an annual supplemental retirement benefit equal to 23.23% of her highest base salary in effect prior to retirement payable as a life annuity, with a minimum of an aggregate of ten annual payments certain payable to the officer or the officer's beneficiary. Mr. Hawkins' SERP benefit is calculated as 25.09% of his highest annual base salary. Such benefits will be vested upon completion of additional years of continuous employment with the Bank through December 31, 2019. The projected annual benefit upon retirement on or after December 31, 2019, is $54,200 and $49,400 per year for each of Ms. Milavsky and Mr. Hawkins, respectively. In the event of the Executive's death prior to retirement, the Executive's beneficiary will receive an alternative benefit equal to the annual retirement benefit for a period of ten years following the death of the Executive. Such SERP benefits shall be vested upon a change of control of the Company or the Bank or upon the Executive's termination of employment as a result of disability prior to December 31, 2019.

Potential Payments Upon Termination or Change-in-Control.  As described below, certain of the Named Executive Officers are parties to various agreements that provide for payments in connection with any termination of their employment. The following table shows the payments that would be made to the Named Executive Officers at, following or in connection with any termination of their employment in the specified circumstances as of the last business day of the last fiscal year.

					Involuntary			Change-in-
	Voluntary		Normal		Not For Cause		For Cause	Control
Name and Plan	Termination	(1)	Retirement	(2)	Termination	(3)	Termination	Termination	Disability	(4)	Death (5)

Vito S. Pantilione	$523,600		261,800		$2,271,000		$--	$2,271,000	$523,600		$1,584,000
John F. Hawkins	--		49,400		717,664		--	717,664	--		773,000
Elizabeth Milavsky	--		54,200		851,610		--	851,610	--		880,000
_________
(1)	The payment represents the annual amount payable to the Named Executive for a minimum of 2 years and a maximum of 3 years.
(2)	Represents normal retirement projected annual payments under the SERP Plans. Mr. Pantilione may retire at any time and Mr. Hawkins and Ms. Milavsky may retire at or after December 31, 2019.
(3)	These payments represent a maximum lump sum payment to the Named Executive upon termination of their contract.
(4)
The disability payment includes disability insurance payments and continuation of Company compensation on an annual basis for the remainder of the Named Executive's term of employment contract (minimum of 2 years up to a maximum of 3 years).

(5)	Death benefits represent total life insurance payments that would be paid out to the Named Executive's heirs.
Employment Agreements. The Bank has entered into an employment agreement with Mr. Pantilione. Mr. Pantilione's base salary under the employment agreement for the year ended December 31, 2016 was $523,650. Mr. Pantilione's employment agreement has a term of three years that is automatically extended for one year on January 1st of each year, unless notice of termination of the automatic extension is given in accordance with the terms of the employment agreement. The employment agreement may be terminated by the Bank for "cause" as defined in the agreement. If the Bank terminates Mr. Pantilione's employment without just cause, he will be entitled to a continuation of his salary plus his annualized bonus from the date of termination through the remaining term of the agreement. The employment agreement contains a provision stating that if Mr. Pantilione's employment is terminated in connection with any change in control, he will be paid a lump sum amount equal to 3.0 times his annual base salary plus an amount equal to 3.0 times the average of the three highest annual bonuses awarded to him prior to such termination; provided that such severance payments following a change in control will be reduced so that such payments will not be made in excess of the tax deductible amounts under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The employment agreement also contains an agreement not to compete with the Bank which restricts certain post-employment activities of the employee within the Counties of Gloucester, Camden, Salem or Cumberland, New Jersey, for two years following termination of employment with the Bank.
Change in Control Severance Agreements. The Company has implemented a Management Change in Control Agreement with John F. Hawkins, Senior Vice President and Chief Financial Officer and Elizabeth Milavsky, Executive Vice President and Chief Operating Officer. Such Management Change in Control Agreement provides for severance benefits associated with termination of employment following a change in control equal to two and one-half times the most recent salary and bonus payment, not to exceed the tax-deductible amounts under Section 280G of the Code. In addition, such individuals are eligible to receive reimbursement for premium contributions for their medical, dental and life insurance premiums for 18 months.

DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the directors of Parke Bancorp, Inc. who are not Named Executive Officers for 2016. The only compensation received by directors was in the form of cash and grants of options to purchase shares of Common Stock.

	Fees Earned or		Total
Name	Paid in Cash	Option Awards (1)	Compensation

Celestino R. Pennoni	$ 180,500	$ 30,633	$ 211,133
Fred G. Choate	40,900	20,422	61,322
Daniel J. Dalton	25,050	20,422	45,472
Arret F. Dobson	31,500	12,764	44,264
Edward Infantolino	18,500	12,764	31,264
Anthony J. Jannetti	35,450	12,764	48,214
Jeffrey H. Kripitz	41,350	12,764	54,114
Jack C. Sheppard, Jr.	41,050	12,764	53,814
Ray H. Tresch (2)	36,450	12,764	49,214

(1)
Each non-employee director received an option grant to purchase shares of Common Stock at an exercise price of $11.43 per share.  Such grant vests in increments of 20% beginning on January 19, 2017 and on each of the following four anniversaries of the date of grant.  The number received by each director was as follows:

Number of
Name	Options

Celestino R. Pennoni	12,000
Fred G. Choate	8,000
Daniel J. Dalton	8,000
Arret F. Dobson	5,000
Edward Infantolino	5,000
Anthony J. Jannetti	5,000
Jeffrey H. Kripitz	5,000
Jack C. Sheppard, Jr.	5,000
Ray H. Tresch (2)	5,000

The dollar value shown in the table represents the grant date fair value calculated in accordance with FASB ASC Topic 718.  See Note 13 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report to Stockholders for the assumptions made in calculating the grant date fair value.

(2)	Raymond Tresch served as a director of the Company up until his death in December, 2016.

For the year ended December 31, 2016, the chairman and each other non-employee director received board fees of $4,300 and $1,000, respectively. Retainers of $44,000, $21,000, and $1,000 were paid to the chairman, audit committee chairman, and each other non-employee director, respectively, regardless of attendance. Additionally, fees were paid in connection with attendance of committee meetings for all non-employee directors. For the fiscal year ended December 31, 2016, board fees totaled $143,600. Currently, each Company director also serves as a Bank director. Directors' fees are paid by the Bank; there are no additional fees paid by the Company.

RELATED PARTY TRANSACTIONS

In the normal course of its business as a financial institution, the Bank has granted loans to its officers, directors and their affiliates. The terms of these related party loans, including interest rates, collateral and repayment terms, are similar to those prevailing for comparable transactions with other customers and do not involve more than a normal risk of collectability or other unfavorable features. At

December 31, 2016, the aggregate outstanding principal balance of all such related party loans was $14.0 million. Loans totaling $2.4 million that are guaranteed Ray H. Tresch who served as a director of the Company up until his death in December, 2016, are greater than 90 days delinquent and are no longer accruing interest. These loans were granted to a former Board member, Thomas Hedenberg, for the purpose of financing residential and commercial real estate developments. The collateral securing these loans have been reappraised and the values exceed the outstanding loan balances.
The Company purchased in 2016 employee benefits such as medical insurance, life insurance and disability insurance from an insurance agency owned by one of its Board members, Jeffrey H. Kripitz, which amounted to $634,000. Mr. Kripitz has beneficial ownership of 340,157 shares, or 4.94% of the outstanding shares of Common Stock.

PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors of the Company has appointed RSM US LLP as the Company's independent auditor for the fiscal year ending December 31, 2017, subject to ratification by the Company's shareholders. A representative of RSM US LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and he will have the opportunity to make a statement if he so desires.
Audit Fees. The aggregate fees billed by RSM US LLP for professional services rendered for the audit of the Company's annual consolidated financial statements and for the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2016 and 2015, were $155,615 and $158,776, respectively.
Audit Related Fees. There were no audit related fees paid in 2016 or 2015.
Tax Fees. There were no tax related fees paid in 2016 or 2015.
All Other Fees. There were no other fees paid in 2016 or 2015

The Audit Committee has not established pre-approval procedures and instead specifically approves each service prior to the engagement of the auditor for all audit and non-audit services. It is the Audit Committee's policy to pre-approve all audit and non-audit services prior to the engagement of the Company's independent auditor to perform any service. All of the services listed above for 2016 and 2015 were approved by either the Company's or the Bank's Audit Committee prior to the service being rendered. There were no services that were not recognized to be non-audit services at the time of engagement that were approved after the fact.
Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the shareholders of the Company at the Annual Meeting.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE 2017 FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee's main responsibilities include establishing and reviewing the Company's internal controls and operating procedures to ensure compliance by the Company with all applicable laws, regulations, generally accepted accounting standards and customary operating procedures and practices. The Audit Committee also monitors the results of examinations by the Company's independent auditor. During the year ended December 31, 2016, this committee met four times.
For the fiscal year ended December 31, 2016, the Audit Committee: (i) reviewed and discussed the Company's audited consolidated financial statements with management, (ii) discussed with the Company's independent auditor, RSM US LLP, all matters required to be discussed under the standards of the Public Company Accounting Oversight Board and (iii) received from RSM US LLP disclosures regarding RSM US LLP's independence as required by Public Company Accounting Oversight Board, Rule 3526 "Communication with Audit Committee Concerning Independence" and discussed with RSM US LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
Audit Committee:
Fred G. Choate (Chairman)
Daniel J. Dalton
Arret Dobson
Jack C. Sheppard, Jr.

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the regulations of the Securities and Exchange Commission thereunder provide that for smaller reporting companies, such as the Company, for the first annual meeting of shareholders on or after January 21, 2013, and not less than once every three years thereafter, the Company must include a "say on pay" proposal for shareholders to vote to approve the compensation of the Company's named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission.  At the 2014 Annual Meeting of Shareholders, the shareholders approved the advisory vote on the Company's executive compensation policies and practices as disclosed in the proxy materials by more than 95% of the shares voting on the matter.  Shareholders also approved a resolution that a say on pay proposal be voted on every three years.
This proposal gives the Company's shareholders the opportunity to endorse or not endorse the Company's executive pay program and policies, as disclosed in this Proxy Statement, through the following resolution:
"Resolved, that the compensation paid to the Company's Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in this Proxy Statement is hereby approved."
As provided in the Dodd-Frank Act, this vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.  The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

In voting to approve the above resolution, shareholders may vote for the resolution, against the resolution or abstain from voting.  This matter will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting.  On this matter, abstentions will have no effect on the voting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

SHAREHOLDER PROPOSALS

In order to be considered for inclusion in the Company's proxy materials for the annual meeting of shareholders to be held in 2018, all shareholder proposals must be received at the executive office of the Company at 601 Delsea Drive, Washington Township, New Jersey 08080 by November 17, 2017. Shareholder proposals must meet other applicable criteria as set forth in the bylaws in order to be considered for inclusion in the proxy materials.
Shareholder proposals that are not included in the Company's proxy statement for the 2018 annual meeting will only be considered at such meeting if the shareholder submits notice of the proposal to the Company at the above address by February 16, 2018. Shareholder proposals must meet other applicable criteria as set forth in the bylaws in order to be considered at the 2018 annual meeting.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's directors, and executive officers to file reports of ownership and changes in their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company's knowledge, all of the filings by our directors and executive officers were made on a timely basis during the 2016 fiscal year.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournments, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation. In addition, the Company has retained Georgeson, Inc. to aid in the solicitation of proxies. Georgeson, Inc. will receive a base fee not to exceed $5,000.00 plus certain incremental costs for its proxy solicitation services.

THE ANNUAL MEETING TO BE HELD ON APRIL 18, 2017

The Proxy Statement and Annual Report to Shareholders are available at www.investorvote.com/pkbk. For information on how to obtain directions to the Annual Meeting, please call or email Linda Kaiser at (856) 256-2500 or lkaiser@parkebank.com, respectively.
Stockholders can elect to receive future proxy statements and annual reports over the internet rather than in printed form. Stockholders of record can make this election by calling Investor Relations toll-free at 1 (800) 866-PARKEBK, sending an email to InvestorRelations@parkebank.com, or by following the instructions at www.parkebank.com. If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the internet.

ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders as of the Record Date upon written request to the Chief Financial Officer, Parke Bancorp, Inc., 601 Delsea Drive, Washington Township, New Jersey 08080.
        BY ORDER OF THE BOARD OF DIRECTORS

        Linda A. Kaiser

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Parke Bancorp, Inc.

IMPORTANT ANNUAL MEETING INFORMATION 000004

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., Central Time, on April 17, 2017.

Vote by Internet

- Go to **www.investorvote.com/pkbk**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2-3.

1. Election of Directors:	For	Withhold
01 - Celestino R. Pennoni	☐	☐

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	For	Against	Abstain
2. The ratification of the appointment of RSM US, LLP as the Company's independent auditor for the fiscal year ending December 31, 2017	☐	☐	☐
3. The approval of an advisory (non-binding) proposal regarding executive compensation	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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